Exhibit 32.1
CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), John P. McLaughlin, Chief Executive Officer of PDL BioPharma, Inc. (the “Company”), and Peter S. Garcia, Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

(2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2018

By:
/s/ JOHN P. MCLAUGHLIN
John P. McLaughlin
Chief Executive Officer
(Principal Executive Officer)

By:
/s/ PETER S. GARCIA
Peter S. Garcia
Vice President and Chief Financial Officer
(Principal Financial Officer)
_________________________________________

(1)
This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of PDL BioPharma, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PDL BioPharma, Inc. and will be retained by PDL BioPharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.